EXHIBIT 4.7

NOTATION OF GUARANTEE

For value received, each Subsidiary Guarantor (which term includes any successor Person under the Indenture), jointly and severally, unconditionally guarantees, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of March 31, 2004 (the “Indenture”), among U.S. Concrete, Inc., as issuer (the “Company”), the Subsidiary Guarantors listed on the signature pages thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, and interest and Special Interest, if any, on the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, if any, and, to the extent permitted by law, interest and Special Interest, if any, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Subsidiary Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. This Guarantee is subject to release as and to the extent set forth in Sections 8.02, 8.03 and 10.05 of the Indenture. Each Holder of a Note, by accepting the same agrees to and shall be bound by such provisions. Capitalized terms used herein and not defined are used herein as so defined in the Indenture.

GUARANTORS: AFTM CORPORATION

By:	/s/ Cesar Monroy

Name:	Cesar Monroy
Title:	VP, Secretary & Treasurer

AMERICAN CONCRETE PRODUCTS, INC. ATLAS-TUCK CONCRETE, INC.

BEALL INDUSTRIES, INC.

BEALL MANAGEMENT, INC.

CENTRAL CONCRETE SUPPLY CO., INC.

CENTRAL PRECAST CONCRETE, INC.

EASTERN CONCRETE MATERIALS, INC.

READY MIX CONCRETE COMPANY OF KNOXVILLE

SAN DIEGO PRECAST CONCRETE, INC.

SIERRA PRECAST, INC. SMITH PRE-CAST, INC. SUPERIOR MATERIALS, INC. TITAN CONCRETE INDUSTRIES, INC.

By:	/s/ Cesar Monroy

Name:	Cesar Monroy
Title:	Vice President & Treasurer

BUILDERS’ REDI-MIX, LLC B.W.B., INC. OF MICHIGAN CENTRAL CONCRETE CORP. SUPERIOR CONCRETE MATERIALS, INC.

By:	/s/ Donald C. Wayne

Name:	Donald C. Wayne
Title:	Vice President, Secretary & Treasurer

BEALL CONCRETE ENTERPRISES, LTD.

By:	BEALL MANAGEMENT, INC., its General Partner

By:	/s/ Cesar Monroy

Name:	Cesar Monroy
Title:	Vice President & Treasurer

CONCRETE XXIX ACQUISITION, INC. CONCRETE XXX ACQUISITION, INC.

By:	/s/ Cesar Monroy

Name:	Cesar Monroy
Title:	Vice President

USC ATLANTIC, INC. USC MICHIGAN, INC.

By:	/s/ Michael W. Harlan

Name:	Michael W. Harlan
Title:	Vice President, Secretary & Treasurer

USC GP, INC.

By:	/s/ Cesar Monroy

Name:	Cesar Monroy
Title:	President & Treasurer

USC MANAGEMENT CO., L.P.

By:	USC GP, INC., its General Partner

By:	/s/ Cesar Monroy

Name:	Cesar Monroy
Title:	President & Treasurer

WYOMING CONCRETE INDUSTRIES, INC.

By:	/s/ Eugene P. Martineau

Name:	Eugene P. Martineau
Title:	Vice President, Secretary & Treasurer